Exhibit 23.1

W. T. Uniack & Co., CPAs P.C.

Certified Public Accountants

Independent Registered Public Accounting Firm’s Consent

As independent auditors of Goldland Holdings, Co., we hereby consent to the inclusion of our audit report dated March 29, 2010 with respect to our audits of the financial statements of Goldland Holdings, Co. as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, in the Form S-8 Registration Statement of Goldland Holdings, Co. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ W.T. Uniack & Co., CPAs P.C.

Alpharetta, Georgia

December 6, 2010